Exhibit 99.1

SANTA MONICA MEDIA CORPORATION
12121 Wilshire Boulevard
Suite 1001
Los Angeles, California 90025
310.526.3222

LOS ANGELES, March 27, 2009  -- Santa Monica Media Corporation (NYSE Alternext US: MEJ, MEJ.U, MEJ.WS) ("SMMC"), a special purpose acquisition company (SPAC) that completed its IPO in April 2007, had previously filed a preliminary proxy statement with the Securities Exchange Commission ("SEC") relating to a special meeting of its stockholders scheduled for April 1, 2009. The Company announced today that it has withdrawn the proxy, canceled the shareholder meeting and will be adopting a plan of dissolution and liquidation.

About Santa Monica Media Corporation
Santa Monica Media Corporation is a blank check company organized for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses in the communications, media, gaming and/or entertainment industry.